Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2021

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2020 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS AND

2021 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended December 31, 2020 and 2019:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $308.7 million, or $3.60 per diluted share, during the fourth quarter of 2020, as compared to $245.2 million, or $2.79 per diluted share, during the comparable quarter of 2019.  Net revenues increased 6.6% to $3.087 billion during the fourth quarter of 2020 as compared to $2.896 billion during the fourth quarter of 2019.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2020 was $307.9 million, or $3.59 per diluted share, as compared to $245.1 million, or $2.79 per diluted share, during the fourth quarter of 2019.

Included in our reported and adjusted net income attributable to UHS during the three-month period ended December 31, 2020 were the following:

•

A favorable impact of approximately $151.4 million, or $1.76 per diluted share, resulting from the recording of approximately $200 million of grant revenues from various governmental stimulus programs, most notably the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments.

•

An unfavorable estimated impact of $42.1 million ($55 million pre-tax), or $.49 per diluted share, resulting from the previously disclosed information technology incident that occurred on September 27, 2020.  As discussed below in Information Technology Incident, we estimate that this incident had a pre-tax unfavorable impact of approximately $67 million during the twelve-month period ended December 31, 2020.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2020, was a net aggregate favorable after-tax impact of $849,000, or $.01 per diluted share, consisting of the following: (i) an after-tax unrealized gain of $3.9 million, or $.05 per diluted share, ($5.1 million pre-tax which is included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) a unfavorable after-tax impact of $3.0 million, or $.04 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As indicated on the attached Supplemental Schedule, there were no significant adjustments made to our reported net income attributable to UHS during the fourth quarter of 2019.

Included in our reported, and our adjusted, net income attributable to UHS during the fourth quarter of 2019 is a pre-tax unrealized gain of $16.7 million, or $.15 per diluted share (included in “Other (income), expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $557.2 million during the fourth quarter of 2020, as compared to $485.1 million during the fourth quarter of 2019. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $548.9 million during the fourth quarter of 2020 as compared to $465.8 million during the fourth quarter of 2019.

Consolidated Results of Operations, As Reported and As Adjusted  – Twelve-month periods ended December 31, 2020 and 2019:

Reported net income attributable to UHS was $944.0 million, or $10.99 per diluted share, during the twelve-month period ended December 31, 2020, as compared to $814.9 million, or $9.13 per diluted share, during the full year of 2019.  Net revenues increased 1.6% to $11.559 billion during the year ended December 31, 2020 as compared to $11.378 billion during the full year of 2019.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the twelve-month period ended December 31, 2020 was $954.7 million, or $11.12 per diluted share, as compared to $891.8 million, or $9.99 per diluted share, during the full year of 2019.

Our reported and adjusted net income attributable to UHS during the twelve-month period ended December 31, 2020 included the following:

•

A favorable impact of $308.6 million, or $3.61 per diluted share, resulting from the recording of approximately $413 million of grant revenues, as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments.

•

An unfavorable estimated impact of $51.3 million ($67 million pre-tax), or $.60 per diluted share, resulting from the information technology incident, as discussed below in Information Technology Incident.

•

A favorable impact of $21.4 million, or $0.25 per diluted share, resulting from $28 million of net revenues recorded in connection with the California Medicaid supplemental payment program related to our acute care hospitals.  Approximately $11 million of these supplemental revenues were attributable to 2020 and $17 million were attributable to prior years.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2020, was a net aggregate unfavorable after-tax impact of $10.8 million, or $.13 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $3.3 million, or $.04 per diluted share, ($4.3 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, and; (ii) an unfavorable after-tax impact of $7.4 million, or $.09 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2019, is an aggregate net unfavorable after-tax impact of $77.0 million, or $.86 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment recorded in connection with Foundations Recovery Network; (ii) an unfavorable after-tax impact of $14.6 million, or $.16 per diluted share, resulting from the non-deductible portion of the net federal and state income taxes related to the settlement finalized in

July, 2020 with the Department of Justice, Civil Division, and; (iii) a favorable after-tax impact of $12.2 million, or $.14 per diluted share, resulting from our adoption of ASU 2016-09.

Included in our reported and our adjusted net income attributable to UHS during the year ended December 31, 2019 is a pre-tax unrealized gain of $4.1 million, or $.04 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI was $1.860 billion during the full year of 2020, as compared to $1.707 billion during the full year of 2019. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, the increase in the Department of Justice settlement reserve, and the provision for asset impairment, both of which were recorded during 2019, was $1.860 billion during the twelve-month period ended December 31, 2020 and $1.802 billion during the full year of 2019.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time, before giving effect to the revenues recorded in connection with the CARES Act and other governmental grants as discussed below in CARES Act and Other Governmental Grants and Medicare Accelerated Payments.

In an effort to slow the spread of the disease, since March, 2020, at various times, most state and local governments mandated general “shelter-in-place” orders or other similar restrictions that require or strongly encourage social distancing and, face coverings, and that have closed or limited non-essential business activities. Some of these restrictions remain in place. Additionally, evidence suggests that individuals may be deciding to forego medical care delivered in traditional venues. These dynamics have manifested themselves in our hospitals in, among other ways, reduced emergency room visits, elective/scheduled procedures and acute and behavioral health patient days.  While such measures are expected to assist in responding to the recent outbreak, self-quarantines, shelter-in-place orders, and suspension of voluntary procedures and surgeries have had, and will likely continue to have, an adverse impact on the operations and financial position of health care provider systems due to increased costs (including labor costs which have been pressured during the COVID-19 pandemic due to a shortage of clinicians and increased wage rates resulting from increased demand for those services), actual reduction and potential reduction in overall patient volume, and shifts in payor mix. Despite these measures, there have been waves of escalated COVID-19 cases at various times, including the fourth quarter of 2020 and into the first quarter of 2021, in many states in the U.S., including many states in which we operate hospitals.

Recently, COVID-19 vaccinations have begun to be administered and while we expect the administration of vaccines will assist in easing the number of COVID-19 patients, the pace at which this is likely to occur is difficult to predict. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2021.

CARES Act and Other Governmental Grants and Medicare Accelerated Payments:

As of December 31, 2020, we have received an aggregate of $1.112 billion as follows:

•	Approximately $417 million of funds received from various governmental stimulus programs, most notably the Public Health and Social Services Emergency Fund, as provided for by the CARES Act.
o

Included in our reported and adjusted net income attributable to UHS for the three-month period ended December 31, 2020, was a favorable impact of $151.4 million, or $1.76 per diluted share, resulting from the recording of approximately $200 million of CARES Act and other grant revenues.  During the fourth quarter of 2020, approximately $155 million of the grant revenues were recorded by our acute care services, and approximately $45 million of the grant revenues were recorded by our behavioral health services.

o

Included in our reported and adjusted net income attributable to UHS for the twelve-month period ended December 31, 2020, was the favorable impact of $308.6 million, or $3.61 per diluted share, resulting from the recording of approximately $413 million of CARES Act and other grant revenues.  Approximately $316 million of the grant revenues were attributable to our acute care services and approximately $97 million were attributable to our behavioral health care services.

o

As of December 31, 2020, approximately $4 million of these funds remain in the Medicare accelerated payments and deferred CARES Act and other grants liability account in our consolidated balance sheet.

•

Approximately $695 million of Medicare accelerated payments received pursuant to the Medicare Accelerated and Advance Payment Program (“MAAPP”). Pursuant to legislation enacted on October 1, 2020, these funds are required to be repaid to the government beginning in the second quarter of 2021 through the third quarter of 2022 through withholding of future Medicare revenues earned during those periods. There was no impact on our earnings during the three and twelve-month periods ended December 31, 2020 in connection with receipt of these funds.

o

We are planning for the early repayment of the $695 million of Medicare accelerated payments previously received pursuant to the MAAPP. We have commenced the repayment process and anticipate that the $695 million of funds will be repaid to the government in March or April of 2021.

Additional CARES Act grants amounting to $187 million were received in January, 2021.  There was no impact on our results of operations for the year ended December 31, 2020 in connection with receipt of these funds.

Information Technology Incident:

As previously disclosed on September 29, 2020, we experienced an information technology security incident in the early morning hours of September 27, 2020. As a result of this cyberattack, we suspended user access to our information technology applications related to operations located in the United States. While our information technology applications were offline, patient care was delivered safely and effectively at our facilities across the country utilizing established back-up processes, including offline documentation methods.  Our information technology applications were substantially restored at our acute care and behavioral health hospitals at various times in October, 2020, on a rolling/staggered basis, and our facilities generally resumed standard operating procedures at that time.

Immediately after the incident, we worked diligently with our information technology security partners to restore our information technology infrastructure and business operations as quickly as possible. In parallel, we began investigating the nature and potential impact of the security incident and engaged third-party information technology and forensic vendors to assist. No evidence of unauthorized access, copying or misuse of any patient or employee data has been identified to date.

Given the disruption to the standard operating procedures at our facilities during the period of September 27, 2020 into October, 2020, certain patient activity, including ambulance traffic and elective/scheduled procedures at our acute care hospitals, were diverted to competitor facilities. We also incurred significant incremental labor expense, both internal and external, to restore information technology operations as expeditiously as possible. Additionally, certain administrative functions such as coding and billing were delayed into December, 2020, which had a negative impact on our operating cash flows during the fourth quarter of 2020.

As a result of these factors, we estimate that this incident had an aggregate unfavorable pre-tax impact of approximately $67 million during the year ended December 31, 2020. We estimate that approximately $12 million of the unfavorable pre-tax impact was experienced during the third quarter of 2020, and approximately $55 million was experienced during the fourth quarter of 2020. The substantial majority of the unfavorable impact was attributable to our acute care services and consisted primarily of lost operating income resulting from the related decrease in patient activity as well as increased revenue reserves recorded in connection with the associated billing delays. Also included were certain labor expenses, professional fees and other operating expenses incurred as a direct result of this incident and the related disruption to our operations. Although we can provide no assurance or estimation related to the receipt timing, or amount, of the proceeds that we may receive pursuant to commercial insurance coverage we have in connection with this incident, we believe we are entitled to recovery of the majority of the ultimate financial impact resulting from the cyberattack.

Acute Care Services – Three and twelve-month periods ended December 31, 2020 and 2019:

During the fourth quarter of 2020, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 14.5% and adjusted patient days decreased 2.2%, as compared to the fourth quarter of 2019. At these facilities, excluding the CARES Act and other grant revenues of approximately $155 million recorded during the fourth quarter of 2020, net revenue per adjusted admission increased 14.9% while net revenue per adjusted patient day increased 0.6% during the fourth quarter of 2020 as compared to the fourth quarter of 2019. During the fourth quarter of 2020, as compared to the fourth quarter of 2019, net revenues generated from our acute care services on a same facility basis increased 9.5% including the impact of the CARES Act and other grant revenues, and decreased 0.4% excluding the impact of the CARES Act and other grant revenues.

During the twelve-month period ended December 31, 2020, at our acute care hospitals on a same facility basis, adjusted admissions decreased 15.2% and adjusted patient days decreased 5.5%, as compared to the full year of 2019. At these facilities, excluding the CARES Act and other grant revenues of approximately $316 million recorded during the full year of 2020, net revenue per adjusted admission increased 14.1% while net revenue per adjusted patient day increased 2.4% during the twelve-month period ended December 31, 2020 as compared to the full year of 2019. During the twelve months of 2020, as compared to the full year of 2019, net revenues generated from our acute care services on a same facility basis increased 3.0% including the CARES Act and other grant revenues, and decreased 2.2% excluding the CARES Act and other grant revenues.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2020 and 2019:

During the fourth quarter of 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 9.2% while adjusted patient days decreased 5.9% as compared to the fourth quarter of 2019. At these facilities, excluding the impact of the CARES Act and other grant revenues of approximately $45 million recorded during the fourth quarter of 2020, net revenue per adjusted admission increased 9.5% while net revenue per adjusted patient day increased 5.7% during the fourth quarter of 2020 as compared to the comparable quarter in 2019. During the fourth quarter of 2020, as compared to the fourth quarter of 2019, net revenues generated from our behavioral health care services on a same facility basis increased 3.0% including the impact of the CARES Act and other grant revenues, and decreased 0.5% excluding the impact of the CARES Act and other grant revenues.

During the twelve-month period ended December 31, 2020, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased 8.0% and adjusted patient days decreased 5.3%, as compared to the full year of 2019. At these facilities, excluding the CARES Act and other grant revenues of approximately $97 million recorded during the twelve months of 2020, net revenue per adjusted admission increased 7.3% while net revenue per adjusted patient day increased 4.3% during the full year of 2020 as compared to the full year of 2019. During the full year of 2020, as compared to the full year of 2019, net revenues generated from our behavioral health care services on a same facility basis increased 0.6% including the CARES Act and other grant revenues, and decreased 1.3% excluding the CARES Act and other grant revenues.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the twelve months ended December 31, 2020, our net cash provided by operating activities increased to $2.360 billion as compared to $1.438 billion generated during the full year of 2019.

The $922 million net increase was due to: (i) a favorable change of $699 million resulting primarily from the $695 million of Medicare accelerated payments received during 2020; (ii) a favorable change of $176 million due to the payment deferral of the employer’s share of Social Security taxes, as provided for by the CARES Act; (iii) an unfavorable change of $104 million in accounts receivable due, in part, to the coding and billing delays experienced during the fourth quarter of 2020 resulting from the information technology incident, as discussed below; (iv) a favorable change of $55 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation, provision for asset impairment, net gains/losses on sales of assets and businesses and costs related to extinguishment of debt; (v) a favorable change of $38 million in accrued insurance expense, net of commercial premiums paid; (vi) a favorable change of $35 million in accrued and deferred income taxes, and; (vii) $23 million of other combined net favorable changes.

Liquidity:

As of December 31, 2020, we had $1.222 billion of aggregate available borrowing capacity pursuant to the following: (i) $997 million of available borrowing capacity pursuant to our $1 billion revolving credit facility (there were no borrowings outstanding), net of outstanding letters of credit, and; (ii) $225 million of available borrowing capacity pursuant to our $450 million accounts receivable securitization program, net of $225 million of outstanding borrowings.

In addition, as of December 31, 2020, we had approximately $1.224 billion of cash and cash equivalents.

Stock Repurchase Program and Payment of Quarterly Dividends:

In April of 2020, as part of various Covid-19 initiatives, we suspended our stock repurchase program and payment of quarterly dividends.

Our Board of Directors have recently approved a $0.20 per share cash dividend payable on March 31, 2021 to shareholders of record as of March 15, 2021.

We are planning to resume stock repurchases, subject to approval by our Board of Directors, during the second quarter of 2021.

Pursuant to our $2.7 billion stock repurchase program, which had an aggregate available repurchase authorization of $559.6 million as of December 31, 2020, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the first quarter of 2020 prior to the suspension of the program, we repurchased approximately 1.95 million shares at an aggregate cost of $196.6 million (approximately $101 per share).  Since inception of the program in 2014 through December 31, 2020, we have repurchased approximately 18.02 million shares at an aggregate cost of approximately $2.14 billion (approximately $119 per share).

2021 Operating Results Forecast:

Reflected below is our 2021 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) and capital expenditures.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020. Please see the Supplemental Non-GAAP Disclosures - 2021 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

                     For the Year Ended

                                             December 31, 2021

	Low	High
Net revenues	$12.125 billion	$12.361 billion
Adjusted EBITDA net of NCI	$1.738 billion	$1.849 billion
Adjusted EPS-diluted	$10.05 per share	$11.05 per share
Capital expenditures	$850 million	$1.000 billion

Our 2021 guidance contains a number of assumptions including, but not limited to, the following:

•

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time, before giving effect to the revenues recorded in connection with the CARES Act and other governmental grants. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2021 and our 2021 operating results forecast. Please see additional disclosure above in COVID-19.

•

The 2021 forecasted revenues and other amounts exclude any favorable impact that may result from revenues and income recorded during 2021 in connection with various governmental stimulus programs, most notably the CARES Act.

•

In addition, the 2021 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.
•

Our net revenues are estimated to be approximately $12.125 billion to $12.361 billion representing an increase of approximately 4.9% to 6.9% over our 2020 net revenues of approximately $11.559 billion.

o	Our 2021 forecasted net revenues exclude any revenues that may be recorded during 2021 in connection with various governmental stimulus programs, most notably the CARES Act.
o	Our 2020 net revenues include approximately $413 million of CARES Act and other grant revenues.
•	Our Adjusted EBITDA net of NCI is estimated to be approximately $1.738 billion to $1.849 billion as compared to our 2020 Adjusted EBITDA net of NCI of $1.860 billion.
o	Our 2021 forecasted Adjusted EBITDA net of NCI excludes any income that may be recorded during 2021 in connection with various governmental stimulus programs, most notably the CARES Act.
o

Our 2020 Adjusted EBITDA includes approximately $403 million of income related to CARES Act and other grant revenues ($413 million of CARES Act and other grant revenues, less $10 million attributable to noncontrolling interests).

•

Our Adjusted EPS-diluted range is estimated to be $10.05 per diluted share to $11.05 per diluted share as compared to our adjusted net income attributable to UHS of $11.12 per diluted share for the year ended December 31, 2020, as calculated on the attached Supplemental Schedule.

o	Our 2021 forecasted Adjusted EPS-diluted excludes any after-tax income that may be recorded during 2021 in connection with various governmental stimulus programs, most notably the CARES Act.
o	Our 2020 Adjusted EPS-diluted includes $3.61 of after-tax income related to the recording of $413 million of CARES Act and other grant revenues.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 26, 2021. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were approximately $11.56 billion during 2020. In 2021, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2020 ranked #281 on the Fortune 500; and listed #330 in Forbes ranking of U.S.’ Largest Public Companies.

Our operating philosophy is as effective today as it was over 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 89,000 employees and through its subsidiaries operates 26 acute care hospitals, 334 behavioral health facilities, 39 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 38 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2020), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; and potential increases to expenses related to staffing, supply chain or other expenditures; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2021.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, our adoption of ASU 2016-09, unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities held for investment and classified as available for sale, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, changes in the reserve established in connection with our discussions with the Department of Justice, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2020	2019	2020	2019
Net revenues	$3,086,935	2,896,247	$11,558,897	11,378,259

Operating charges:
Salaries, wages and benefits	1,466,070	1,431,640	5,613,097	5,588,893
Other operating expenses	690,560	644,393	2,672,762	2,723,911
Supplies expense	351,324	324,090	1,288,132	1,251,346
Depreciation and amortization	133,930	127,656	510,493	490,392
Lease and rental expense	31,092	27,489	116,059	107,809
	2,672,976	2,555,268	10,200,543	10,162,351

Income from operations	413,959	340,979	1,358,354	1,215,908
Interest expense, net	19,886	39,159	106,285	162,733
Other (income) expense, net	(8,305)	(19,338)	(14)	(13,162)
Income before income taxes	402,378	321,158	1,252,083	1,066,337
Provision for income taxes	94,644	73,148	299,293	238,794
Net income	307,734	248,010	952,790	827,543
Less: Net income attributable to noncontrolling interests	(974)	2,834	8,837	12,689
Net income attributable to UHS	$308,708	$245,176	$943,953	$814,854

Basic earnings per share attributable to UHS (a)	$3.63	$2.81	$11.06	$9.16

Diluted earnings per share attributable to UHS (a)	$3.60	$2.79	$10.99	$9.13

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2020	2019	2020	2019
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$308,708	$245,176	$943,953	$814,854
Less: Net income attributable to unvested restricted share grants	(994)	(614)	(2,981)	(2,028)
Net income attributable to UHS - basic and diluted	$307,714	$244,562	$940,972	$812,826

Weighted average number of common shares - basic	84,728	87,184	85,061	88,762

Basic earnings per share attributable to UHS:	$3.63	$2.81	$11.06	$9.16

Weighted average number of common shares	84,728	87,184	85,061	88,762
Add: Other share equivalents	859	419	526	278
Weighted average number of common shares and equiv. - diluted	85,587	87,603	85,587	89,040

Diluted earnings per share attributable to UHS:	$3.60	$2.79	$10.99	$9.13

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2020	revenues	December 31, 2019	revenues
Net income attributable to UHS	$308,708		$245,176
Depreciation and amortization	133,930		127,656
Interest expense, net	19,886		39,159
Provision for income taxes	94,644		73,148
EBITDA net of NCI	$557,168	18.0%	$485,139	16.8%

Other (income) expense, net	(8,305)		(19,338)
Adjusted EBITDA net of NCI	$548,863	17.8%	$465,801	16.1%

Net revenues	$3,086,935		$2,896,247

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2020		December 31, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$308,708	$3.60	$245,176	$2.79
Plus/minus after-tax adjustments:
Unrealized gain on marketable securities held for sale	(3,880)	(0.05)	-	-
Impact of ASU 2016-09	3,031	0.04	(78)	-
Subtotal adjustments	(849)	(0.01)	(78)	-
Adjusted net income attributable to UHS	$307,859	$3.59	$245,098	$2.79

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2020 and 2019
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2020	revenues	December 31, 2019	revenues
Net income attributable to UHS	$943,953		$814,854
Depreciation and amortization	510,493		490,392
Interest expense, net	106,285		162,733
Provision for income taxes	299,293		238,794
EBITDA net of NCI	$1,860,024	16.1%	$1,706,773	15.0%

Other (income) expense, net	(14)		(13,162)
Increase in DOJ Reserve	-		10,978
Provision for asset impairment	-		97,631
Adjusted EBITDA net of NCI	$1,860,010	16.1%	$1,802,220	15.8%

Net revenues	$11,558,897		$11,378,259

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2020		December 31, 2019
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$943,953	$10.99	$814,854	$9.13
Plus/minus after-tax adjustments:
Unrealized loss on marketable securities held for sale	3,313	0.04	-	-
Increase in DOJ Reserve and related income taxes	-	-	14,583	0.16
Impact of ASU 2016-09	7,443	0.09	(12,200)	(0.14)
Provision for asset impairment, after-tax	-	-	74,583	0.84
Subtotal adjustments	10,756	0.13	76,966	0.86
Adjusted net income attributable to UHS	$954,709	$11.12	$891,820	$9.99

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2020	2019	2020	2019
Net income	$307,734	$248,010	$952,790	$827,543
Other comprehensive income (loss):
Unrealized derivative losses on cash flow hedges	0	0	0	(3,925)
Minimum pension liability	4,428	8,503	4,428	8,503
Foreign currency translation adjustment	31,899	47,078	13,619	27,886
Other comprehensive income (loss) before tax	36,327	55,581	18,047	32,464
Income tax expense (benefit) related to items of other comprehensive income (loss)	2,728	5,489	1,820	4,813
Total other comprehensive income (loss), net of tax	33,599	50,092	16,227	27,651

Comprehensive income	341,333	298,102	969,017	855,194
Less: Comprehensive income attributable to noncontrolling interests	(974)	2,834	8,837	12,689
Comprehensive income attributable to UHS	$342,307	$295,268	$960,180	$842,505

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,224,490	$61,268
Accounts receivable, net	1,728,928	1,560,847
Supplies	190,417	159,889
Other current assets	138,034	133,930
Total current assets	3,281,869	1,915,934

Property and equipment	9,885,888	9,106,377
Less: accumulated depreciation	(4,512,764)	(4,089,679)
	5,373,124	5,016,698
Other assets:
Goodwill	3,882,715	3,869,760
Deferred income taxes	22,689	16,189
Right of use assets-operating leases	336,513	326,518
Deferred charges	4,985	6,373
Other	574,984	516,778
Total Assets	$13,476,879	$11,668,250

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$331,998	$87,550
Accounts payable and other liabilities	1,656,046	1,272,374
Medicare accelerated payments and deferred CARES Act and other grants	376,151	0
Legal reserves	12,625	144,509
Operating lease liabilities	59,796	56,442
Federal and state taxes	44,423	2,515
Total current liabilities	2,481,039	1,563,390

Other noncurrent liabilities	458,549	329,932
Operating lease liabilities noncurrent	278,303	270,076
Medicare accelerated payments noncurrent	322,617	0
Long-term debt	3,524,253	3,896,577
Deferred income taxes	5,582	25,071

Redeemable noncontrolling interest	4,569	4,333

UHS common stockholders' equity	6,317,146	5,504,105
Noncontrolling interest	84,821	74,766
Total equity	6,401,967	5,578,871

Total Liabilities and Stockholders' Equity	$13,476,879	$11,668,250

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$952,790	$827,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	510,493	490,392
(Gain) loss on sale of assets and businesses	1,957	(7,540)
Stock-based compensation expense	65,837	69,431
Cost related to extinguishment of debt	1,365	0
Provision for asset impairment	0	97,631
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(145,901)	(42,056)
Accrued interest	(10,028)	209
Accrued and deferred income taxes	9,593	(25,194)
Other working capital accounts	124,545	39,664
Medicare accelerated payments and deferred CARES Act and other grants	698,768	0
Other assets and deferred charges	(4,555)	(27,205)
Other	109,167	7,703
Accrued insurance expense, net of commercial premiums paid	159,223	105,672
Payments made in settlement of self-insurance claims	(113,085)	(97,781)
Net cash provided by operating activities	2,360,169	1,438,469
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(731,307)	(634,095)
Proceeds received from sales of assets and businesses	8,168	9,450
Acquisition of businesses and property	(52,009)	(8,005)
Outflows from foreign exchange contracts that hedge our net U.K. investment	(21,740)	(19,763)
Increase in capital reserves of commercial insurance subsidiary	(100)	0
Costs incurred for purchase and implementation of information technology applications	(2,902)	(21,418)
Investment in, and advances to, joint venture and other	(2,672)	(14,579)
Net cash used in investing activities	(802,562)	(688,410)
Cash Flows from Financing Activities:
Reduction of long-term debt	(962,567)	(57,142)
Additional borrowings	801,599	39,220
Financing costs	(10,300)	0
Repurchase of common shares	(206,719)	(770,504)
Dividends paid	(17,344)	(53,003)
Issuance of common stock	12,318	10,806
Profit distributions to noncontrolling interests	(19,805)	(15,859)
Purchase of ownership interests by minority member	17,959	1,446
Net cash used in financing activities	(384,859)	(845,036)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	739	959
Increase (Decrease) in cash, cash equivalents and restricted cash	1,173,487	(94,018)
Cash, cash equivalents and restricted cash, beginning of period	105,667	199,685
Cash, cash equivalents and restricted cash, end of period	$1,279,154	$105,667
Supplemental Disclosures of Cash Flow Information:
Interest paid	$112,598	$157,406
Income taxes paid, net of refunds	$286,247	$260,622
Noncash purchases of property and equipment	$74,854	$63,514

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

Same Facility:			% Change 3 Months ended	% Change Year Ended
			12/31/2020	12/31/2020
Acute Care Services
Revenues (a)			9.5%	3.0%
Revenues-excludes CARES Act and other grant revenues			-0.4%	-2.2%
Adjusted Admissions			-14.5%	-15.2%
Adjusted Patient Days			-2.2%	-5.5%
Revenue Per Adjusted Admission-excludes CARES Act and other grant revenues			14.9%	14.1%
Revenue Per Adjusted Patient Day-excludes CARES Act and other grant revenues			0.6%	2.4%

Behavioral Health Care Services
Revenues (b)			3.0%	0.6%
Revenues-excludes CARES Act and other grant revenues			-0.5%	-1.3%
Adjusted Admissions			-9.2%	-8.0%
Adjusted Patient Days			-5.9%	-5.3%
Revenue Per Adjusted Admission-excludes CARES Act and other grant revenues			9.5%	7.3%
Revenue Per Adjusted Patient Day-excludes CARES Act and other grant revenues			5.7%	4.3%

(a) Includes CARES Act and other grant revenues of $155 million and $316 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.
(b) Includes CARES Act and other grant revenues of $45 million and $97 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

UHS Consolidated	Three months ended		Twelve months ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Revenues	$3,086,935	$2,896,247	$11,558,897	$11,378,259
EBITDA net of NCI	$557,168	$485,139	$1,860,024	$1,706,773
EBITDA Margin net of NCI	18.0%	16.8%	16.1%	15.0%
Adjusted EBITDA net of NCI	$548,863	$465,801	$1,860,010	$1,802,220
Adjusted EBITDA Margin net of NCI	17.8%	16.1%	16.1%	15.8%

Cash Flow From Operations			$2,360,169	$1,438,469
Days Sales Outstanding			55	50
Capital Expenditures			$731,307	$634,095

Debt			$3,856,251	$3,984,127
UHS' Shareholders Equity			$6,317,146	$5,504,105
Debt / Total Capitalization			37.9%	42.0%
Debt / EBITDA net of NCI (1)			2.07	2.33
Debt / Adjusted EBITDA net of NCI (1)			2.07	2.21
Debt / Cash From Operations (1)			1.63	2.77
Net Debt / EBITDA net of NCI (1) (2)			1.45
Net Debt / Adjusted EBITDA net of NCI (1) (2)			1.45
Net Debt / Cash From Operations (1) (2)			1.14

(1) Latest 4 quarters
(2) Debt, net of approximately $1.2 billion of short-term cash investments as of December 31, 2020.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve months ended

December 31, 2020 and 2019

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,709,872	100.0%	$1,561,605	100.0%	$6,238,236	100.0%	6,054,901	100.0%
Operating charges:
Salaries, wages and benefits	701,927	41.1%	662,538	42.4%	2,611,143	41.9%	2,559,682	42.3%
Other operating expenses	375,958	22.0%	347,182	22.2%	1,462,627	23.4%	1,365,015	22.5%
Supplies expense	299,376	17.5%	272,438	17.4%	1,081,154	17.3%	1,049,747	17.3%
Depreciation and amortization	83,321	4.9%	78,775	5.0%	318,077	5.1%	305,264	5.0%
Lease and rental expense	19,414	1.1%	15,215	1.0%	69,638	1.1%	60,485	1.0%
Subtotal-operating expenses	1,479,996	86.6%	1,376,148	88.1%	5,542,639	88.8%	5,340,193	88.2%
Income from operations	229,876	13.4%	185,457	11.9%	695,597	11.2%	714,708	11.8%
Interest expense, net	228	0.0%	502	0.0%	1,567	0.0%	1,330	0.0%
Other (income) expense, net	-	-	-	-	-	-	(32)	(0.0)%
Income before income taxes	$229,648	13.4%	$184,955	11.8%	$694,030	11.1%	$713,410	11.8%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,738,746	100.0%	$1,589,472	100.0%	$6,337,304	100.0%	6,164,560	100.0%
Operating charges:
Salaries, wages and benefits	702,099	40.4%	662,538	41.7%	2,611,514	41.2%	2,559,682	41.5%
Other operating expenses	404,966	23.3%	375,049	23.6%	1,561,875	24.6%	1,474,674	23.9%
Supplies expense	299,383	17.2%	272,438	17.1%	1,081,159	17.1%	1,049,747	17.0%
Depreciation and amortization	83,368	4.8%	78,775	5.0%	318,124	5.0%	305,264	5.0%
Lease and rental expense	19,414	1.1%	15,215	1.0%	69,638	1.1%	60,485	1.0%
Subtotal-operating expenses	1,509,230	86.8%	1,404,015	88.3%	5,642,310	89.0%	5,449,852	88.4%
Income from operations	229,516	13.2%	185,457	11.7%	694,994	11.0%	714,708	11.6%
Interest expense, net	228	0.0%	502	0.0%	1,567	0.0%	1,330	0.0%
Other (income) expense, net	-	-	-	—	-	-	(32)	(0.0)%
Income before income taxes	$229,288	13.2%	$184,955	11.6%	$693,427	10.9%	$713,410	11.6%

(a) Includes CARES Act and other grant revenues of $155 million and $316 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2020 and 2019

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,322,752	100.0%	1,284,273	100.0%	$5,124,358	100.0%	5,092,071	100.0%
Operating charges:
Salaries, wages and benefits	697,738	52.7%	684,542	53.3%	2,722,041	53.1%	2,711,813	53.3%
Other operating expenses	236,872	17.9%	238,404	18.6%	931,850	18.2%	952,714	18.7%
Supplies expense	50,831	3.8%	51,066	4.0%	204,658	4.0%	199,726	3.9%
Depreciation and amortization	46,394	3.5%	44,251	3.4%	176,652	3.4%	167,340	3.3%
Lease and rental expense	10,678	0.8%	10,708	0.8%	42,532	0.8%	42,956	0.8%
Subtotal-operating expenses	1,042,513	78.8%	1,028,971	80.1%	4,077,733	79.6%	4,074,549	80.0%
Income from operations	280,239	21.2%	255,302	19.9%	1,046,625	20.4%	1,017,522	20.0%
Interest expense, net	368	0.0%	357	0.0%	1,447	0.0%	1,460	0.0%
Other (income) expense, net	(1,277)	(0.1)%	(1,438)	(0.1)%	1,060	0.0%	404	0.0%
Income before income taxes	$281,148	21.3%	$256,383	20.0%	$1,044,118	20.4%	$1,015,658	19.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues (a)	$1,343,899	100.0%	1,311,623	100.0%	$5,208,722	100.0%	5,210,063	100.0%
Operating charges:
Salaries, wages and benefits	699,906	52.1%	690,140	52.6%	2,727,129	52.4%	2,739,871	52.6%
Other operating expenses	258,727	19.3%	261,483	19.9%	1,023,733	19.7%	1,152,733	22.1%
Supplies expense	50,850	3.8%	51,305	3.9%	204,711	3.9%	201,114	3.9%
Depreciation and amortization	47,931	3.6%	45,370	3.5%	182,012	3.5%	172,697	3.3%
Lease and rental expense	11,354	0.8%	11,614	0.9%	45,505	0.9%	46,799	0.9%
Subtotal-operating expenses	1,068,768	79.5%	1,059,912	80.8%	4,183,090	80.3%	4,313,214	82.8%
Income from operations	275,131	20.5%	251,711	19.2%	1,025,632	19.7%	896,849	17.2%
Interest expense, net	415	0.0%	357	0.0%	1,599	0.0%	1,460	0.0%
Other (income) expense, net	(1,561)	(0.1)%	(1,438)	(0.1)%	776	0.0%	(5,576)	(0.1)%
Income before income taxes	$276,277	20.6%	$252,792	19.3%	$1,023,257	19.6%	$900,965	17.3%

(a) Includes CARES Act and other grant revenues of $45 million and $97 million recorded in the three and twelve-months periods ended December 31, 2020, respectively.

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2020.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
December 31, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/20	12/31/19	% change	12/31/20	12/31/19	% change

Hospitals owned and leased	26	26	0.0%	334	327	2.1%
Average licensed beds	6,476	6,387	1.4%	23,859	23,648	0.9%
Average available beds	6,304	6,215	1.4%	23,759	23,545	0.9%
Patient days	386,491	367,313	5.2%	1,522,352	1,612,906	-5.6%
Average daily census	4,201.0	3,992.5	5.2%	16,547.3	17,531.6	-5.6%
Occupancy-licensed beds	64.9%	62.5%	3.8%	69.4%	74.1%	-6.4%
Occupancy-available beds	66.6%	64.2%	3.7%	69.6%	74.5%	-6.5%
Admissions	72,877	79,156	-7.9%	109,514	120,264	-8.9%
Length of stay	5.3	4.6	14.3%	13.4	13.4	0.0%

Inpatient revenue	$7,866,580	$7,210,451	9.1%	$2,420,468	$2,532,774	-4.4%
Outpatient revenue	4,067,550	4,529,430	-10.2%	244,286	273,775	-10.8%
Total patient revenue	11,934,130	11,739,881	1.7%	2,664,754	2,806,549	-5.1%
Other revenue	275,271	121,482	126.6%	109,554	60,371	81.5%
Gross hospital revenue	12,209,401	11,861,363	2.9%	2,774,308	2,866,920	-3.2%
Total deductions	10,470,655	10,271,891	1.9%	1,430,409	1,555,297	-8.0%
Net hospital revenue	$1,738,746	$1,589,472	9.4%	$1,343,899	$1,311,623	2.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/20	12/31/19	% change	12/31/20	12/31/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,476	6,387	1.4%	23,665	23,361	1.3%
Average available beds	6,304	6,215	1.4%	23,565	23,258	1.3%
Patient days	386,491	367,313	5.2%	1,515,912	1,599,852	-5.2%
Average daily census	4,201.0	3,992.5	5.2%	16,477.3	17,389.7	-5.2%
Occupancy-licensed beds	64.9%	62.5%	3.8%	69.6%	74.4%	-6.5%
Occupancy-available beds	66.6%	64.2%	3.7%	69.9%	74.8%	-6.5%
Admissions	72,877	79,156	-7.9%	108,854	119,052	-8.6%
Length of stay	5.3	4.6	14.3%	13.9	13.4	3.6%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve Months ended
December 31, 2020 and 2019

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/20	12/31/19	% change	12/31/20	12/31/19	% change

Hospitals owned and leased	26	26	0.0%	334	327	2.1%
Average licensed beds	6,457	6,379	1.2%	23,661	23,812	-0.6%
Average available beds	6,285	6,205	1.3%	23,559	23,711	-0.6%
Patient days	1,458,321	1,451,847	0.4%	6,142,823	6,487,707	-5.3%
Average daily census	3,984.5	3,977.7	0.2%	16,783.7	17,774.5	-5.6%
Occupancy-licensed beds	61.7%	62.4%	-1.0%	70.9%	74.6%	-5.0%
Occupancy-available beds	63.4%	64.1%	-1.1%	71.2%	75.0%	-5.0%
Admissions	286,535	317,983	-9.9%	448,870	488,367	-8.1%
Length of stay	5.1	4.6	11.5%	13.7	13.3	3.0%

Inpatient revenue	$30,562,093	$28,430,922	7.5%	$9,718,934	$10,100,903	-3.8%
Outpatient revenue	16,272,520	17,666,629	-7.9%	963,799	1,066,704	-9.6%
Total patient revenue	46,834,613	46,097,551	1.6%	10,682,733	11,167,607	-4.3%
Other revenue	788,694	458,851	71.9%	332,766	228,712	45.5%
Gross hospital revenue	47,623,307	46,556,402	2.3%	11,015,499	11,396,319	-3.3%
Total deductions	41,286,003	40,391,842	2.2%	5,806,777	6,186,256	-6.1%
Net hospital revenue	$6,337,304	$6,164,560	2.8%	$5,208,722	$5,210,063	0.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/20	12/31/19	% change	12/31/20	12/31/19	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,457	6,379	1.2%	23,497	23,340	0.7%
Average available beds	6,285	6,205	1.3%	23,395	23,239	0.7%
Patient days	1,458,321	1,451,847	0.4%	6,114,762	6,423,197	-4.8%
Average daily census	3,984.5	3,977.7	0.2%	16,707.0	17,597.8	-5.1%
Occupancy-licensed beds	61.7%	62.4%	-1.0%	71.1%	75.4%	-5.7%
Occupancy-available beds	63.4%	64.1%	-1.1%	71.4%	75.7%	-5.7%
Admissions	286,535	317,983	-9.9%	446,420	482,660	-7.5%
Length of stay	5.1	4.6	11.5%	13.7	13.3	2.9%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2021 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2021
		% Net		% Net
	Low	revenues	High	revenues
Net revenues (a)	$12,125,000		$12,361,000

Adjusted net income attributable to UHS (a) (b)	$856,090		$940,813
Depreciation and amortization	533,231		533,231
Interest expense	93,498		93,498
Other (income) expense, net	(7,607)		(7,607)
Provision for income taxes	262,824		289,068
Adjusted EBITDA net of NCI (a) (c)	$1,738,036	14.3%	$1,849,003	15.0%

Adjusted net income attributable to UHS, per diluted share (a) (b)	$10.05		$11.05

Shares used in computing diluted earnings per share	84,865		84,865

(a)  The 2021 forecasted revenues and other amounts exclude any favorable impact that may result from funds received in connection with various governmental stimulus programs, most notably the CARES Act. The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results since that time, before giving effect to the revenues recorded in connection with the CARES Act and other governmental grants. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic to materially affect our financial performance in 2021 and our 2021 operating results forecast.

(b) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures.  The 2021 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.